                                                                    EXHIBIT d(2)

                        INVESTMENT MANAGEMENT AGREEMENT

    This INVESTMENT MANAGEMENT AGREEMENT (the "Agreement") is dated as of May 9, 1996, as amended April 30, 1999, by and between Meyers Investment Trust (formerly known as Meyers Sheppard Investment Trust) (the "Trust"), a business trust organized under the laws of the State of Delaware, whose principal place of business is 8901 Wilshire Blvd., Beverly Hills, California 90211, and Meyers Capital Management LLC (formerly known as Meyers, Sheppard & Co., LLC), a California limited liability company (the "Investment Manager"), whose principal place of business is also 8901 Wilshire Blvd., Beverly Hills, California 90211, with reference to the following facts:


                                    RECITALS

    WHEREAS, on or about April 1, 1996, the Trust filed a Registration Statement on Form N-1A (File Nos. 33-32111 and 811-7581) (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission") in connection with the registration as an open-ended investment company of a separate series of the beneficial interests of the Trust, par value $.00001 (the "Shares") designated the Meyers Sheppard Pride Fund (the "Fund") (now known as Meyers Pride Value
Fund);

    WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act");

    WHEREAS, the Trust desires to retain the Investment Manager to provide general supervision relative to the management and administration of the affairs of the Trust with respect to the Fund pursuant to the terms and conditions of this Agreement;

    WHEREAS, the Trust also desires to retain the Investment Manager for the purpose of making investment decisions for the Trust with respect to the Fund pursuant to the terms and conditions of this Agreement; and

    WHEREAS, the Investment Manager desires to provide services to the Trust with respect to the Fund pursuant to the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Trust and the Investment Manager (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:


                                   AGREEMENT

1.   EMPLOYMENT

The Trust hereby employs the Investment Manager to provide general supervision relative to the management and administration of the affairs of the Trust with respect to the Fund and to also provide investment advisory services in connection with the Fund, for the compensation and on the terms and conditions set forth herein.

2.   SCOPE OF MANAGEMENT SERVICES
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In providing services to the Trust relative to the management and administration of the Fund, the Investment Manager shall, subject to the supervision of the Board of Trustees (the "Trustees" or the "Board") and officers of the Trust, provide ongoing supervision of the operations and the functioning of the Trust with respect to the Fund (including other service providers engaged by the Trust to provide services to the Fund), and consult with or advise the Board on the policies, procedures and operations relating to the Fund.

3.   PROVISION OF INVESTMENT ADVISORY SERVICES

In providing investment advisory services to the Trust with respect to the Fund, the Investment Manager shall manage the investment and reinvestment of the Fund's assets and agrees to use its best professional judgment to make timely investment decisions in accordance with the provisions of this Agreement, subject to the direction of the Trustees and officers of the Trust, for the period, in the manner and on the terms hereinafter set forth. In providing portfolio management services to the Trust with respect to the Fund, the Investment Manager shall be subject to the investment objectives, policies and restrictions relating to the Fund as set forth in the then current Registration Statement, including current Prospectus and Statement of Additional Information (as they may be modified from time to time), the Trust Instrument and By-laws and the investment restrictions set forth in the Investment Company Act and the Rules thereunder (as and to the extent set forth in such Registration Statement or in other documentation furnished to the Investment Manager by the Trust), to the provisions of the Internal Revenue Code applicable to the Trust as a regulated investment company and to the supervision and control of the Trustees. The Investment Manager shall not, without the prior approval of the Trust, effect any transactions which would cause the Trust to be out of compliance with any of such objectives, restrictions or policies.

4.   OTHER OBLIGATIONS AND SERVICES

The Investment Manager shall make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust with respect to the Fund and its investment activities. The Investment Manager will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the President or a Vice President of the Investment Manager shall certify to the Trust that the Investment Manager has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Investment Manager's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Investment Manager shall permit the Trust, its employees or its agents to examine the reports required to be made by the Investment Manager by Rule 17j-l(c)(l).

5.   TRANSACTION PROCEDURES

All portfolio transactions for the Fund will be consummated by payment to or delivery by the designated custodian of the Fund, BNY Western Trust Company, or any successor thereof (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Investment Manager shall not have possession or custody thereof or any responsibility or liability with respect to such custody. The Investment Manager shall advise and confirm in writing to the Custodian all investment orders for the Fund placed by it with brokers and dealers at the time and in the manner set forth in Exhibit "A" attached hereto (as amended from time to time). The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Investment Manager. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the

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Investment Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6.   BROKERAGE TRANSACTIONS AND ALLOCATIONS

The Investment Manager shall have authority and discretion to select brokers and dealers to execute Fund transactions initiated by the Investment Manager, and to select the markets on or in which the transactions will be executed. The Investment Manager will render regular reports to the Trust of the total brokerage business placed on behalf of the Fund by the Investment Manager and the manner in which such brokerage business has been allocated.

In selecting brokers and dealers to execute Fund transactions, and in selecting markets, the Investment Manager's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not obligate the Investment Manager to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Investment Manager reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended), provided by such broker or dealer to the Investment Manager viewed in terms of either that particular transaction or of the Investment Manager's overall responsibilities with respect to its clients, including the Trust and the Fund, as to which the Investment Manager exercises investment discretion, notwithstanding that the Trust and/or the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Trust and/or the Fund a lower commission on the particular transaction.

The Investment Manager shall not execute any portfolio transactions for the Fund with a broker or dealer which is an "affiliated person" (as defined in the Investment Company Act) of the Fund or of the Investment Manager without the prior written approval of the Fund. The Fund will provide the Investment Manager with a list of brokers and dealers which are "affiliated persons" of the Trust and/or the Fund.

7.   PROXIES

The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. At the request of the Trust, the Investment Manager shall provide the Trust with its recommendations as to the voting of such proxies.

8.   COMPENSATION

    (a) Investment Management Fee.  For the services provided under this
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Agreement by the Investment Manager, the Trust shall pay the Investment Manager a fee (the "Investment Management Fee"), calculated on a daily basis for each day during the effective term of this Agreement, equal to the sum of the net asset value of the Fund for such day multiplied by a fraction, the numerator of which is 1.00%, and the denominator of which is 365 (366 in leap years). If the day for which calculation is required is a weekend or holiday or other day for which the net asset value has not been computed, the net asset value for the last day prior thereto shall be used for the calculation. The Trust shall determine the amount of the Investment Management Fee on a monthly basis, and shall pay the Investment Management Fee for each month to the Investment Manager as promptly as possible after the first business day of the month following the month of calculation.

    (b) Reimbursement of Expenses.  The Trust shall reimburse the Investment
    --- -------------------------
Manager Agent for its reasonable and actual out-of-pocket expenses incurred in connection with the performance of its duties under this Agreement; provided, however, the Investment Manager shall not be reimbursed for any out-of-pocket expenses for travel and lodging incurred for attendance at any meeting within of the Los Angeles metropolitan area. Each written request for reimbursement of the Investment Manager's expenses under this paragraph shall be directed to the President of the Trust and shall show in reasonable detail the expenditures incurred by the Investment Manager and the purposes therefor, together with any documentation required by the Trust to verify such payment.

    (c) Waiver of Fees and Expenses.  The Investment Manager reserves the right
    --- ---------------------------
from time to time in its sole discretion, and without any obligation to do so, to reduce and/or waive all or a portion of the Investment Management Fee otherwise payable hereunder and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Investment Manager. Any such fee reduction, waiver or undertaking may be discontinued or modified by the Investment Manager at any time.

9.   EXPENSES OF THE TRUST

It is understood that the Trust will pay all its expenses other than those expressly assumed by the Investment Manager herein, which expenses payable by the Trust shall include:

    (a) Fees and expenses of the Investment Manager.

    (b) Auditing and accounting fees and expenses.

    (c) Fees and expenses for transfer agent, registrar, dividend disbursing agent and shareholder recordkeeping services (including reasonable fees and expenses payable to the Investment Manager for such services).

    (d) Fees and expenses of the custodian of the Trust's assets, including expenses incurred in performing fund accounting and recordkeeping services provided by the custodian.

    (e) Expenses of obtaining quotations for calculating the value of the Fund's net assets.

    (f) Salaries and other compensation of any of its executive officers and employees who are not officers, directors, stockholders or employees of the Investment Manager or any of its affiliates.

    (g) Taxes and governmental fees levied against the Fund and the expenses of preparing tax returns and reports.

    (h) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund.

    (i)  Organizational expenses.

    (j) Costs, including the interest expense, of borrowing money.

    (k) Costs and/or fees incident to a meeting of the trustees of the Trust and/or shareholders of the Fund, the preparation and mailings of proxy material, prospectuses and reports of the Trust to shareholders of the Fund, the filing of reports with regulatory bodies, the maintenance of the legal existence of the Trust and the Fund, membership dues and fees of investment company industry trade associations, and the registration of Shares with federal and state securities authorities.

    (l) Legal fees and expenses (including reasonable fees for legal services rendered by the Investment Manager or its affiliates), including the legal fees related to the registration and continued qualification of the Shares for sale (and of maintaining the registration of the Fund).

    (m) Costs of printing stock certificates, if any, representing Shares or any other expenses, including clerical expenses of issue, redemption, or repurchase of Shares.

    (n) Trustees' fees and expenses of Trustees who are not directors, officers, employees or stockholders of the Investment Manager or any of its affiliates.

    (o) Its pro rata portion of the fidelity bond required by Section 17(g) of the Investment Company Act, or other insurance premiums.

    (p) Fees payable to federal and state authorities in connection with the registration of the Shares.

    (q) Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Fund or the Trust.

10.  OTHER INVESTMENT ACTIVITIES

    (a) Other Accounts.  The Trust acknowledges that the Investment Manager or
    --- --------------
one or more of its affiliates has investment responsibilities, renders investment advice to and performs other investment advisory services for other individuals or entities ("Client Accounts"), and that the Investment Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Paragraphs 2 and 4 hereof, the Trust agrees that the Investment Manager or its affiliates may give advice or execute investment responsibility and take such other action with respect to other Client Accounts and Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Trust; provided, however, that the Investment Manager acts in good faith; provided, further, that it is the Investment Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Trust over a period of time on a fair and equitable basis relative to the Client Accounts and the Affiliated Accounts, taking into account the cash position and the investment objectives and policies of the Trust with respect to the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more Client Accounts and Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Trust and/or the Fund may have an interest from time to time, whether in transactions which involve the Trust, the Fund or otherwise. The Investment Manager shall have no obligation to acquire for the Trust and/or the Fund a position in any investment which any Client Account or Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Trust, the Fund or otherwise.


    (b) Cross-Interests.  Subject to and in accordance with the Trust Instrument
    --- ---------------
and By-Laws of the Trust and Section 10(a) of the Investment Company Act, it is understood that the Trustees, officers and agents of the Trust and shareholders of the Fund are or may be interested in the Investment Manager or its affiliates as managers, officers, agents or members of the Investment Manager or its affiliates; that the Investment Manager and its officers, agents and members or its affiliates are or may be interested in the Trust as Trustees, officers, agents or otherwise or may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Trust Instrument, By-Laws and the Investment Company Act.

11.  LIMITATION OF LIABILITY OF TRUST

Reference is hereby made to the Trust Instrument dated March 26, 1996, establishing the Trust, as amended, and the Certificate of Trust which has been filed with the Secretary of State of the State of Delaware on March 26, 1996, and elsewhere as required by law, and to any and all amendments thereto hereafter filed. The name refers to the Trustees under said Trust Instrument and Certificate of Trust, as Trustees and not personally, and no Trustee, officer, agent or employee of the Trust or shareholder of the Fund shall be held to any personal liability hereunder or in connection with the affairs of the Trust or the Fund including, without limitation, any claims against or obligations of the Trust or the Fund. The Trust estate alone shall be liable for any such liabilities, claims or obligations (with the exception of any Fund for whom the Investment Manager has not provided services under this Agreement and for which the claims or obligations therefore do not relate). Without limiting the generality of the foregoing, neither the Investment Manager nor any of its managers, officers, members, employees or agents shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any Trustee, officer, agent or employee of the Trust or shareholder of any Fund of any successor of the Trust or any Fund, whether such liability now exists or is hereafter incurred for claims against the Trust estate or obligations of the Trust estate, but shall look for payment solely to said Trust estate, or the assets of such successor of the Trust.

12.  LIMITATION OF LIABILITY

    (a) Limitation.  The Investment Manager shall not be liable for any action
    --- ----------
taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust or the Trustees or officers of the Trust; provided, however, that such acts or omissions shall not have resulted from the Investment Manager's willful misfeasance, bad faith, gross negligence, a violation of the standard of care established by and applicable to the Investment Manager in its actions under this Agreement or reckless disregard of its obligations and duties hereunder (hereinafter "Disabling Conduct"); provided, further, however, any stated limitations on
                      --------
liability shall not relieve the Investment Manager from any responsibility or liability the Investment Manager may have under federal or state laws.

    (b) Indemnification.  The Fund will indemnify the Investment Manager
    --- ---------------
against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) not resulting from Disabling Conduct by the Investment Manager. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Manager was not liable by reason of Disabling Conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Manager was not liable by reason of Disabling Conduct by (1) the vote of a majority of a quorum of Trustees of the Fund who are neither "interested persons" of the Fund, nor parties to the proceeding ("disinterested non-party Trustees") or (2) an independent legal counsel in a written opinion. The Investment Manager shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Delaware Business Trust Act. The Investment Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (A) the Investment Manager shall provide security in form and amount acceptable to the Fund for its undertaking; (B) the Fund is insured against losses arising by reason of the advance; or (C) a majority of a quorum of disinterested non-party Trustees, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Manager will ultimately be found to be entitled to indemnification.

    (c) Investment Company Act.  No provision of this Agreement shall be
    --- ----------------------
construed to protect the Investment Manager from liability in violation of
Section 17(i) of the Investment Company Act.

13.  ADDITIONAL FUNDS

    (a) Establishment of Additional Funds.  In the event that the Trust
    --- ---------------------------------
establishes one or more portfolios or series other than the Fund (each an "Additional Fund") with respect to which it desires to retain the Investment Manager to provide management and investment advisory services pursuant to the terms of this Agreement, the Trust shall promptly notify the Investment Manager in writing. If the Investment Manager is willing to render such services with respect to the Additional Fund, it shall notify the Trust in writing. Upon such mutual consent by the parties, the provision to the Trust of fund accounting services by the Investment Manager with respect to the Additional Fund and the mutual rights and obligations of the parties shall, except as otherwise agreed upon in writing by the parties, and subject to compliance with the requirements of the Investment Company Act relative to Trustee and shareholder approval, be governed by the terms of this Agreement (with the Fund and each Additional Fund being collectively referred to as the Fund hereunder). The Trust shall have no obligation to request the Investment Manager administer the Additional Fund pursuant to the terms of this Agreement or otherwise, and the Investment Manager shall have no obligation to agree to so administer the Additional Fund.

    (b) Termination of Less than All Funds.  In the event the Investment Manager
    --- ----------------------------------
provides fund advisory services to more than one Fund under the terms of this Agreement, this Agreement shall, in the event it is specifically terminated with respect to less than all of the Funds, remain in effect with respect to the remaining Funds.

14.  REPRESENTATIONS, WARRANTIES AND COVENANTS

    (a) By Trust.  In addition to any other representations, covenants and
    --- --------
warranties of the Trust under this Agreement, the Trust hereby represents, warrants and covenants to the Investment Manager, each of which is deemed, as the case may be, to be a separate representation, warranty and covenant, that:

         (i) Corporate Organization. Power and Authority.  The Trust: (1) is a
             --------------------------------------------
     business trust duly organized, validly existing and in good standing under the laws of the State of Delaware; (2) has all requisite corporate power and authority to enter into this Agreement; (3) has the corporate or other power to own its properties and carry on its business as the same is now being conducted; and (4) is in good standing and is qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not be likely to have a material adverse effect on the business, assets or financial condition of the Trust taken as a whole.

         (ii) Authorization and Validity of Agreement.  The execution and
              ----------------------------------------
     delivery of this Agreement by the Trust and the performance of the transactions herein contemplated have been duly authorized by the Board of Trustees of the Trust, and no further corporate or other action on the part of the Trust is necessary to authorize this Agreement or the performance of such transactions. This Agreement has been duly executed and delivered by the Trust and, assuming due authorization, execution and delivery by the Investment Manager, is valid or binding upon the Trust in accordance with its terms (except as limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in affect relating to creditor's rights generally and (2) general principles of equity {regardless of whether such enforcement is considered in a proceeding in equity or at law}).

         (iii)  No Breach or Conflict.  Neither the execution or delivery of
                ----------------------
     this Agreement or the
     performance by the Trust of the transactions contemplated herein will breach or conflict with any of the provisions of the Trust's Certificate of Trust, Declaration of Trust or By-laws, nor, to the best of the knowledge and belief of the Board of Trustees of the Trust, with or without the giving of notice or the lapse of time or both, will (1) violate or constitute an event of default under any agreement or other instrument or any order, judgment or ruling of any governmental authority to which the Trust is a party or by which any of its property is bound, or (2) require the consent or approval of any other person or governmental authority, except in each case with respect to any of the foregoing which would not be likely to have a material adverse effect on the business, assets or financial condition of the Trust taken as a whole.

         (iv) Delivery of Prospectus.  The Trust will deliver to the Investment
              ----------------------
     Manager a true and complete copy of the then current Registration Statement, including Prospectus and Statement of Additional Information, for the Fund, as effective from time to time, and such other documents governing the investment of the Fund's assets and such other information as is necessary for the Investment Manager to carry out its obligations under this Agreement.

    (b) By Investment Manager.  In addition to any other representations,
    --- ---------------------
covenants and warranties of the Investment Manager under this Agreement, the Investment Manager hereby represents, warrants and covenants to the Trust, each of which is deemed, as the case may be, to be a separate representation, warranty and covenant, that:

         (i) Corporate Organization. Power and Authority. The Investment
             -------------------------------------------
     Manager: (1) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California;
     (2) has all requisite corporate power and authority to enter into this Agreement; (3) has the corporate or other power to own its properties and carry on its business as the same is now being conducted; and (4) is in good standing and is qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not be likely to have a material adverse effect on the business, assets or financial condition of the Investment Manager taken as a whole.

         (ii) Authorization and Validity of Agreement.  The execution and
              ---------------------------------------
     delivery of this Agreement by the Investment Manager and the performance of the transactions herein contemplated have been duly authorized by the Managers of the Investment Manager, and no further corporate or other action on the part of the Investment Manager is necessary to authorize this Agreement or the performance of such transactions. This Agreement has been duly executed and delivered by the Investment Manager and, assuming due authorization, execution and delivery by the Trust, is valid or binding upon the Investment Manager in accordance with its terms (except as limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in affect relating to creditor's rights generally and
     (2) general principles of equity {regardless of whether such enforcement is considered in a proceeding in equity or at law}).

         (iii)  No Breach or Conflict.  Neither the execution or delivery of
                ---------------------
     this Agreement or the performance by the Investment Manager of the transactions contemplated herein will breach or conflict with any of the provisions of the Articles of Organization or Operating Agreement of the Investment Manager, nor, to the best of the knowledge and belief of the Managers of the Investment Manager, with or without the giving of notice or the lapse of time or both, will (1) violate or constitute an event of default under any agreement or other instrument or any order, judgment or ruling of any governmental authority to which the Investment Manager is a party or by which any of its property is bound, or (2) require the consent or approval of any other person or governmental authority, except in each case with respect to any of the foregoing which would not be likely to have a material adverse effect on the business, assets or financial condition of the Investment Manager taken as a whole.

         (iv) Performance. The Investment Manager will perform its obligations
              -------------
     under this Agreement in accordance with the standard of care and diligence of the industry.

         (v) Registration. It is registered as an "Investment Adviser" under the
             -------------
     Investment Advisers Act.

         (vi) Records. It will maintain, keep current and preserve on behalf of
              -------
     the Trust, in the manner required or permitted by the Act and the Rules promulgated thereunder, the records identified in Exhibit "A" attached hereto (as Exhibit "A" may be amended from time to time). The Investment Manager agrees that such records are the property of the Trust, and will be surrendered to the Trust promptly upon request.

         (vii)  Information. Upon request, the Investment Manager will promptly
                -----------
     supply the Trust with any information concerning the Investment Manager and its managers, employees, members, agents and affiliates which the Trust may reasonably require in connection with the preparation of the registration statement, proxy material, reports, responses to shareholder inquiries or other documents required to be filed under the Investment Company Act, the 1933 Act as amended, or other applicable securities laws with respect to the Trust.

15.  TERM; EARLY TERMINATION

    (a) Initial Term; Renewals.  This Agreement shall continue until two years
    --- ----------------------
from the date hereof and thereafter for successive one-year periods; provided, however, such continuance is specifically approved at least annually by either:
(i) a vote of a majority of the Trustees of the Trust or (ii) a vote of a majority of the outstanding voting securities of the Fund; provided, however, that in either event the continuance is also approved by a vote of a majority of those Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement or any agreement related to the Plan (the "Qualified Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval.

    (b) Voluntary Early Termination.  This Agreement is terminable at any time
    --- ---------------------------
without penalty: (i) by the Trust on not less than sixty (60) days' prior written notice by vote of a majority of the Qualified Trustees, or by vote of the holders of a majority of the outstanding voting securities of the Fund, or
(ii) by the Distributor upon not less than sixty (60) days' prior written notice; provided, however, if requested by the Trust, the Distributor shall, prior to the effective date of termination, and without waiving its right to payment of compensation under this Agreement through the effective date of termination, cease providing distribution services hereunder.

    (c) Assignment.  This Agreement shall terminate automatically in the event
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of its "assignment" as that term is defined in Section 2(a)(4) of the Investment
Company Act. The Investment Manager shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Investment Company Act, that will enable the Trust to consider whether an assignment as defined in Section 2(a)(4) of the Investment Company
Act will occur, and whether to take the steps necessary to enter into a new contract with the Investment Manager. The Investment Manager shall notify the Trust of any change in the membership of the Investment Manager within a reasonable time after such change.

    (d) Definitions.  As used in this Agreement, the terms "specifically
    --- -----------
approved at least annually," "majority of the outstanding voting securities," and "interested persons" shall either have the same meaning as such terms have in the Investment Company Act and the Rules thereunder or, if there is no definition, be construed in a manner consistent with the Investment Company Act and the Rules thereunder.

    (e) Compensation.  All accrued but unpaid compensation under this Agreement
    --- ------------
due the Investment Manager shall be paid on the effective date of termination.

16.  AMENDMENT

This Agreement may be amended at any time, but only by written agreement among the Investment Manager and the Trust, which amendment, other than amendments to Exhibits A and B, is subject to the approval of the Trustees and the shareholders of the Fund and to the extent required by the Investment Company Act.

17.  CONSULTANTS

The Investment Manager may, in its discretion in connection with the rendering of the management services required under this Agreement, retain such consultants or other parties as it may deem appropriate to furnish information, clerical and other services and assistance in the performance of its duties; provided, however, except as otherwise expressly provided in this Agreement, any fee, compensation or expenses to be paid to any such parties shall be paid by the Investment Manager, and no obligation shall be incurred on the Trust's behalf in any such respects.

18.  CONFIDENTIALITY

The Investment Manager agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, the Fund and the prior, present or potential shareholders of the Fund, and not to use such records and information for any purpose other than performance of the Investment Manager's responsibilities and to obtain approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Manager may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

19.  NON-EXCLUSIVE AGENCY

Nothing contained in this Agreement shall prevent the Investment Manager, or any affiliated person of the Investment Manager, from performing services similar to those to be performed hereunder for any other person, firm, or corporation or for its or their own accounts or for the accounts of others. The Investment Manager shall not be obligated to give the Trust more favorable or preferential treatment vis-a-vis its other clients.

20.  INDEPENDENT CONTRACTOR

The Investment Manager is an independent contractor of the Trust and neither the Investment Manager, nor any of its managers, officers or employees is or shall be employees of the Fund in the performance of the Investment Manager's duties hereunder. The Investment Manager shall be responsible for its own conduct and the employment, control and conduct of its employees, and for injury to such employees and agents or to others through employees and agents. The Investment Manager assumes full responsibility for its employees and agents under applicable statutes and agrees to pay all employment taxes thereunder.

21. MISCELLANEOUS

    (a) Preparation of Agreement.  Each party agrees that the other party shall
    --- ------------------------
not be construed to be solely responsible for the drafting of this Agreement, and that any ambiguity in this Agreement or the interpretation thereof shall not be construed against either party as the alleged draftsman of this Agreement.

    (b) Cooperation.  Each party agrees, without further consideration, to
    --- -----------
cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     (c)  Interpretation.
     ---  ---------------

         (i) Entire Agreement/No Collateral Representations.  Each party
             ----------------------------------------------
     expressly acknowledges and agrees that this Agreement: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

         (ii) Amendment: Waiver; Forbearance.  Except as expressly otherwise
              ------------------------------
     provided herein, neither this Agreement nor any of its terms contained herein may, as the case may be, be amended, supplemented, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any acts or obligations hereunder shall be effective unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

         (iii)  Remedies Cumulative.  The remedies of each party under this
                -------------------
     Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

         (iv) Severability.  If any term or provision of this Agreement or the
              ------------
     application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event:
     (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

         (v) Time is of the Essence.  It is expressly understood and agreed that
             ----------------------
     time of performance is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach and a noncurable (but waivable) default under this Agreement by the party so failing to perform.

         (vi) No Third Party Beneficiary.  Notwithstanding anything else herein
              --------------------------
     to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person, other than as set forth in this Agreement, shall have any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         (vii)  No Reliance Upon Prior Representation.  Each party acknowledges
                -------------------------------------
     that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change its position to its detriment, partially perform, or part with value in reliance upon such representation or promise; each party acknowledges that it has taken such action at its own risk; and each party represents that it has not so changed its position, performed or parted with value prior to the time of their execution of this Agreement.

         (viii)  Headings; References; Incorporation; "Person"; Gender.  The
                 -----------------------------------------------------
     headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into any agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

     (d)  Enforcement
     ---  -----------

         (i) Interpretation.  This Agreement and the rights and remedies of each
             --------------
     party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

         (ii) Attorneys' Fees and Costs.  If any party institutes or should the
              -------------------------
     parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all reasonable and actual costs and expenses (as defined below) of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys' and other fees.

    (e) Successors and Assigns.  Neither party may assign its rights or delegate
    --- ----------------------
any of such party's duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party. Any delegation of a party's obligations under this Agreement shall in no way release the delegating party from any of its obligations or liabilities under this Agreement. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

    (f) Notices.  Unless otherwise specifically provided in this Agreement, all
    --- -------
notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed at the addresses herein above set forth in the introductory paragraph of this Agreement or to such other address as the receiving party shall have specified most recently by like notice, with a copy to the other parties hereto.

    (g) Counterparts.  This Agreement may be executed in counterparts, each of
    --- ------------
which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

    (h) Execution by All Parties Required to be Binding; Electronically
    --- ---------------------------------------------------------------
Transmitted Documents.  This Agreement shall not be construed to be an offer and
---------------------
shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

    WHEREFORE, the parties hereto have for purposes of this Agreement executed this Agreement in the City of Beverly Hills, County of Los Angeles, State of California, effective as of the date first written above.

                    TRUST:

                    MEYERS INVESTMENT TRUST,
                    a Delaware Business Trust


                        /s/ Shelly J. Meyers
                    By: ---------------------------------------------
                    Shelly J. Meyers, its President and Trustee
                    (and not individually)

                    INVESTMENT MANAGER:

                    MEYERS CAPITAL MANAGEMENT, LLC,
                    a California limited liability company


                        /s/ Shelly J. Meyers
                    By: ---------------------------------------------
                        Shelly J. Meyers, its President and Manager
                        (and not individually)